                                                                    EXHIBIT 21.1

                                       PERCENTAGE OWNERSHIP BY
       NAME OF SUBSIDIARY                NETIVATION.COM, INC.
       ------------------              -----------------------
   The Online Medical Bookstore, Inc.            100%
   InterLink Services, Inc.                      100%